SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant [xx]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement   [  ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[xx]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LA-Z-BOY INCORPORATED
           (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[xx]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:


[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the off-setting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:





                            LA-Z-BOY INCORPORATED

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of                                   Monroe, Michigan
La-Z-Boy Incorporated                                       June 27, 1997

      Notice is hereby given that the annual meeting of shareholders of La-Z-Boy Incorporated will be held at the La-Z-Boy Incorporated Auditorium, 1314 North Telegraph Road, Monroe, Michigan, on Monday, July 28, 1997, at 11:00 A.M. Eastern Daylight Time for the following purposes:

            1) To elect three (3) directors to three-year terms scheduled for expiration in 2000;

            2) to consider and act upon a proposal to approve the La-Z-Boy
               Incorporated 1997 Incentive Stock Option Plan;

            3) to consider and act upon a proposal to approve the La-Z-Boy
               Incorporated 1997 Restricted Share Plan; and

         4) to transact such other business as may properly come before the meeting or any adjournments thereof.

      A copy of the Annual Report, containing the financial statements of the Company for the year ended April 26, 1997, is enclosed herewith.

      Only shareholders of record at the close of business on June 20, 1997 will be entitled to notice of, and to vote at, the meeting.

      Shareholders, whether planning to attend in person or not, are urged to date, sign and return the enclosed proxy in the accompanying envelope, to which no postage need be affixed if mailed in the United States. Even though you sign and return the proxy, you may vote your shares in person by revoking the proxy at the meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                Gene M. Hardy, Secretary


                                                            Monroe, Michigan
                                                               June 27, 1997

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of La-Z-Boy Incorporated ("the Company") to be used at the annual meeting of shareholders to be held on Monday, July 28, 1997 and at any adjournments thereof. The meeting will be held at 11 A.M. EDT at the La-Z-Boy Incorporated Auditorium, 1314 North Telegraph Road, Monroe, Michigan. The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the enclosed form of proxy will vote upon the same and act in accordance with their judgment. Shares represented by properly executed proxies in the enclosed form will be voted at the meeting in the manner specified therein. If no instructions are specified in the proxy, the shares represented thereby will be voted FOR the election of the director nominees identified in this Proxy Statement, FOR approval of the La-Z-Boy Incorporated 1997 Incentive Stock Option Plan as set forth in Exhibit A to this Proxy Statement and FOR approval of the La-Z-Boy Incorporated 1997 Restricted Share Plan as set forth in Exhibit B to this Proxy Statement. A proxy may be revoked at any time insofar as it has not been exercised by executing and returning a later-dated proxy or by giving notice to the Company in writing or in the open meeting. The Company's principal executive office is located at 1284 North Telegraph Road, Monroe, Michigan 48162.

      As of June 20, 1997, there were issued and outstanding 17,972,410 common shares, $1.00 par value, of the Company ("common shares") which is the only class of Company equity securities outstanding. Each common share is entitled to one vote on each matter to be presented at the meeting. Only shareholders of record at the close of business on June 20, 1997 will be entitled to vote at the meeting.

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      Under rules adopted by the Securities and Exchange Commission ("SEC"), a person is deemed to be the beneficial owner of the Company's common shares if he or she has or shares the right to vote the shares or if he or she has or shares the investment power over such shares. There may be, therefore, more than one beneficial owner with respect to any share or group of shares. A person may also be deemed to be the beneficial owner if he or she is the settlor of a trust with a right to revoke the trust and regain the shares or has the power to acquire shares by means of outstanding options or rights to convert other securities into common shares.

      The following information is furnished in compliance with these rules with respect to security ownership of each person known to the Company to beneficially own more than 5% of the Company's common shares as of June 20, 1997, based in each case on data provided by such person.

                                T A B L E   I

        Name and Address                      Amount and Nature of   Percent
      of Beneficial Owner                     Beneficial Ownership   of Class
      -------------------                     --------------------   --------
Edwin J. Shoemaker
  8 Sylvan Drive
  Monroe, Michigan 48162 ..................         1,016,838(1)      5.658%

                                      1

Monroe Bank & Trust
  Monroe, Michigan 48161 ..................         4,515,282(2)     25.123%

----------------

      (1) All of these shares are held in a revocable trust established by Mr. Shoemaker who is deemed a beneficial owner of the shares due to his power to revoke the trust.

      (2) The shares reported for Monroe Bank & Trust are held in various revocable and irrevocable trusts of which Monroe Bank & Trust is the trustee or a co-trustee. In such capacity, Monroe Bank & Trust has sole or shared investment and/or voting power and accordingly is deemed a beneficial owner of all of these shares. The reported shares include the shares reported above for Mr. Shoemaker, since Monroe Bank & Trust is the trustee of his trust.

Stock Ownership of Directors and Executive Officers

      The following table sets forth information as to the common shares beneficially owned as of June 20, 1997 by each director and by each current or fiscal 1997 executive officer of the Company, and by all directors and current executive officers as a group, based upon data provided by the named individuals and group members.

                               T A B L E   I I

                               Amount and Nature of    Percent
Name                           Beneficial Ownership   of Class
-----                          --------------------   --------
Edwin J. Shoemaker ................1,016,838      (1)   5.658%
Charles T. Knabusch .................779,472      (2)   4.322%
Lorne G. Stevens .....................13,100             .073%
Frederick H. Jackson ................279,459      (3)   1.553%
Gene M. Hardy .......................181,812      (4)   1.012%
Patrick H. Norton ....................77,652      (5)    .431%
H. George Levy ........................2,000             .011%
David K. Hehl .........................7,999      (6)    .045%
John F. Weaver ......................159,100      (7)    .885%
Rocque E. Lipford .....................3,900      (8)    .022%
James W. Johnston ...................322,710      (9)   1.800%
Gerald L. Kiser ......................15,517     (10)    .086%
Douglas R. Jordan (11) ................-----             ----%
All Directors and Executive Officers as a
  group (12 persons) ..............2,439,559     (12)  13.574%

-----------------

      (1) See footnote 1 to Table I.

      (2) Includes 62,574 shares subject to options exercisable currently or within 60 days of the date of this Proxy Statement. Also includes 74,718 shares owned by Mr. Knabusch's wife individually or as a trustee for their children, as to which Mr. Knabusch disclaims beneficial ownership. In addition, includes 140,000 shares over which Mr. Knabusch has shared investment power as a member of the Investment Committee for the Company's Employees' Profit Sharing Plan (the "Profit Sharing Plan"), as to which shares he also disclaims beneficial ownership.

                                      2

      (3) Includes 26,795 shares subject to options exercisable currently or within 60 days of the date of this Proxy Statement. Also includes 800 shares owned by Mr. Jackson's wife, as to which he disclaims beneficial ownership, and 140,000 shares over which Mr. Jackson has shared investment power as a member of the Investment Committee for the Profit Sharing Plan, as to which he also disclaims beneficial ownership.

      (4) Includes 7,575 shares subject to options exercisable currently or within 60 days of the date of this Proxy Statement. Also includes 11,099 shares owned by Mr. Hardy's wife, as to which he disclaims beneficial ownership, and 140,000 shares over which Mr. Hardy has shared investment power as a member of the Investment Committee for the Profit Sharing Plan, as to which he also disclaims beneficial ownership.

      (5) Includes 26,795 shares subject to options exercisable currently or within 60 days of this Proxy Statement. Also includes 7,405 shares owned by Mr. Norton's wife, as to which he disclaims beneficial ownership.

      (6) Includes 1,947 shares owned by Mr. Hehl's wife, as to which he disclaims beneficial ownership.

      (7) Includes 15,600 shares owned by Mr. Weaver's wife, as to which he disclaims beneficial ownership, and 140,000 shares over which Mr. Weaver has shared investment power as a member of the Investment Committee for the Profit Sharing Plan, as to which he also disclaims beneficial ownership.

      (8) Includes 800 shares owned by Mr. Lipford's wife, as to which he disclaims beneficial ownership.

      (9) Includes 53,615 shares owned by Mr. Johnston's wife, as to which he disclaims beneficial ownership.

      (10) Includes 7,982 shares subject to options exercisable currently or within 60 days of this Proxy Statement.

      (11) Mr. Jordan is no longer with the Company. See note (8) to the Summary Compensation Table, below.

      (12) Shares reported above for more than one named individual are included only once.


                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's current executive officers and directors, persons who currently own more than 10% of the Company's common shares and in some cases, persons who held such positions or such ownership at any time during the Company's most recently ended fiscal year, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and to furnish the Company with all copies of Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, and representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended April 26, 1997, all filing requirements were complied with in a timely fashion.

                      PROPOSAL 1: ELECTION OF DIRECTORS

      The Company's Board of Directors is divided into three classes, one consisting of three directors and two consisting of four directors. Directors serve for three-year, staggered terms, such that the terms of office of directors comprising one of the classes expires each year. This year, three directors are to be elected, to serve until the Company's annual meeting of shareholders in 2000 or until their successors are elected and qualified.

                                      3

      Pursuant to applicable Michigan corporate law, assuming the presence of a quorum, directors will be elected at the meeting from among those persons duly nominated for such positions by a plurality of votes cast by holders of the common shares who are present in person, or represented by proxy, and entitled to vote at the meeting. Thus, for this year, those nominees who receive the highest through third-highest numbers of votes for their election as directors will be elected, regardless of the number of votes which for any reason, including abstention, withholding of authority, or broker non-vote, are not cast for the election of such nominees.

      The Board's nominees for election as directors are the three current directors whose terms are scheduled to expire at the 1997 annual meeting. In the absence of other instruction, the persons named in the accompanying form of proxy intend to vote in favor of these three nominees (or, if any such nominee should become unable or unwilling to serve, which is not presently anticipated, for such substitute nominee as is designated by the Board). The tables which follow provide background information concerning each of the Board's nominees, each other director of the Company whose term of office will continue beyond the 1997 annual meeting, and each current executive officer who is not also a director.

        NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING JULY, 2000

                               Director          Business Experience
Name                   Age     Since        and Other Directorships
----                   ---     --------     ------------------------
Lorne G. Stevens.......69      1972         On April 30, 1988, Mr. Stevens
                                            retired from the Company as Vice
                                            President of Manufacturing, a
                                            position he had held for more
                                            than five years.

Patrick H. Norton......75      1981         Mr. Norton has been Senior Vice
                                            President, Sales and Marketing of
                                            the Company for more than five
                                            years.

Frederick H. Jackson...69      1971         Mr. Jackson has been Vice-
                                            President Finance of the Company
                                            for more than five years.
                    DIRECTORS WITH TERMS EXPIRING IN 1999

                               Director          Business Experience
Name                   Age     Since        and Other Directorships
----                   ---     --------     ------------------------
Charles T. Knabusch....57      1970         Mr. Knabusch has been Chairman
                                            of the Board and President of
                                            the Company for more than five
                                            years.

John F. Weaver.........80      1971         Mr. Weaver was elected Vice
                                            Chairman of the Board of Monroe
                                            Bank & Trust in April 1997 and
                                            previously was Executive Vice
                                            President and a Director of
                                            Monroe Bank & Trust for more
                                            than five years.

James W. Johnston(1)...58      1991         Mr. Johnston has been a
                                            self-employed financial and
                                            business consultant and private
                                            investor for more than five
                                            years.

H. George Levy, M.D....47      1997         Dr. Levy has been a Doctor of
                                            Otolaryngology for more than
                                            five years. He was appointed a
                                            Director in January 1997 to
                                            fill the remaining term of
                                            former Director Warren W.
                                            Gruber who had resigned for
                                            personal reasons.

                                      4

                    DIRECTORS WITH TERMS EXPIRING IN 1998

                               Director         Business Experience
Name                   Age     Since        and Other Directorships
----                   ---     --------     ------------------------
Edwin J. Shoemaker.....90      1941         Mr. Shoemaker has been the
                                            Company's Vice Chairman of the
                                            Board and Executive Vice President
                                            of Engineering for more than five
                                            years.

Gene M. Hardy..........60      1982         Mr. Hardy has been Secretary and
                                            Treasurer of the Company for more
                                            than five years.

David K. Hehl..........50      1977         Mr. Hehl has been a member in the
                                            public accounting firm of Cooley
                                            Hehl Wohlgamuth & Carlton
                                            P.L.L.C. since January 1995 and
                                            previously was a partner of
                                            Cooley Hehl Wohlgamuth & Carlton
                                            for more than five years.

Rocque E. Lipford......58      1979         Mr. Lipford has been a member in
                                            the law firm of Miller, Canfield,
                                            Paddock and Stone, P.L.C. since
                                            January 1994 and previously was a
                                            partner of Miller, Canfield,
                                            Paddock and Stone for more then
                                            five years.

                       NON-DIRECTOR EXECUTIVE OFFICERS

                                           Business Experience
Name                  Age              and Other Directorships
----                  ---              -----------------------
Gerald L. Kiser ......50               Mr. Kiser was appointed Executive Vice
                                       President and Chief Operating Officer
                                       of the Company on April 16, 1997. From
                                       May 1996 until that appointment, he
                                       served as the Company's Vice
                                       President-Operations. Before that, he
                                       served as its Vice President of
                                       Engineering and Development for one
                                       year and as Senior Vice President of
                                       Operations of Kincaid Furniture
                                       Company for more than five years.

----------------
(1) Mr. James W. Johnston is the son-in-law of Mr. Edwin J. Shoemaker.


             DIRECTORS' MEETINGS AND CERTAIN STANDING COMMITTEES

      Edwin J. Shoemaker and Charles T. Knabusch may be deemed to be persons who are in control of the Company.

      During the Company's fiscal year ending April 26, 1997, the Board of Directors held nine meetings. Each director attended at least 75% of the total number of Board meetings and at least 75% of the total number of committee meetings on which he served that were held during that period. All directors are in regular touch with the Company's affairs. Directors who are also employed by the Company or any subsidiary ("employee directors") receive a fee of $300 for each Board meeting attended. All other directors receive an annual retainer of $15,000 and a fee of $450 for each Board meeting and each committee or subcommittee meeting attended.

                                      5

      In addition, each director who is not an employee director receives an initial grant of 30-day options on 1,500 of the Company's common shares upon first election to the Board and a subsequent grant of 30-day options on 200 common shares at the beginning of each fiscal year while he continues as a director. Such grants are made pursuant to the Company's Restricted Stock Plan for Non-Employee Directors which was approved by the shareholders. This plan contemplates a present sale of the optioned shares at 25% of market value, but provides restrictions on the transfer or other disposition of the shares by any director-grantee upon the earliest to occur of the following events: death or disability, retirement from the Board, change of control, or termination of the participant's service as a director with the consent of a majority of the Company's employee members of the Board, all as defined in the plan.

      The standing committees of Board of Directors include an Audit Committee and a Compensation Committee. The Board also maintains a subcommittee of the Compensation Committee (the "Compensation Subcommittee") as a standing committee.

      The Audit Committee, which held two meetings during fiscal 1997, currently consists of Mr. Hehl, Chairman, Dr. Levy and Messrs. Weaver, Stevens and Lipford, none of whom are employee directors. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent accountants to serve the Company each fiscal year, to review the scope, fees and results of the audit by independent accountants and to review the adequacy of the Company's system of internal accounting controls and the scope and results of internal auditing procedures.

      The Compensation Committee, which held seven meetings during the fiscal year, currently consists of Mr. Weaver, Chairman, Dr. Levy and Messrs. Hehl and Lipford, none of whom are employee directors. The Compensation Subcommittee, which was first established in September 1996, met twice during the fiscal year. Its current members are Mr. Hehl and Dr. Levy, both of whom also are "Non-Employee Directors" as defined in SEC Rule 16b-3 and "outside directors" as defined in regulations of the Department of the Treasury promulgated under Section 162(m) of the Internal Revenue Code (the "Code"). Since its establishment, the Compensation Subcommittee has been responsible for administering the Company's stock-based employee incentive plan, including the new plans being proposed for shareholder approval at the annual meeting. The functions of the Compensation Committee include recommending to the Board of Directors the cash and other remuneration of the officers of the Company, recommending to the Board of Directors remuneration of the members of the Board and its committees and subcommittees, and administration of the Company's cash incentive compensation plans.

      The Board of Directors does not have a nominating committee. Nominations for director are considered by the entire Board.

                            EXECUTIVE COMPENSATION

      The following table sets forth summary information for the Company's 1997 fiscal year and the preceding two fiscal years with respect to the compensation paid to or earned by its Chief Executive Officer. It also sets forth summary compensation information with respect to the four other highest paid

                                      6


individuals who served as an executive officer during fiscal 1997 and whose total salary and bonus for that year exceeded $100,000.00. The individuals named in this table hereafter are referred to as the "named executives".

                          SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                           Annual Compensation                                           Compensation
------------------------------------------------------------------------   ----------------------------------------
                                                                             Awards      Payouts
                                                                           ---------   ----------
                                                                                          Long-
                                                                           Incentive      Term
                                                                             Stock      Incentive
                                                            Other Annual     Option       Plan         All Other
     Name and Principal               Salary(1)    Bonus    Compensation   Grants(3)   Payouts(4)   Compensation(5)
          Position             Year       $          $            $            #            $              $
     ------------------        ----   ---------    -----    ------------   ---------   ----------   ---------------
Charles T. Knabusch            1997    473,371    429,885      91,656(2)     23,800      148,930        107,962
Chairman of the Board,         1996    437,500    150,082           0        22,255      365,333         88,582
President and Chief            1995    398,656    163,921           0        20,232      343,375         75,142
Executive Officer (6)

Frederick H. Jackson           1997    291,496    153,778           0        10,000       63,600         66,951
Vice President Finance         1996    269,620     75,404           0         9,500      156,195         55,017
and Chief Financial Officer    1995    245,573     82,259           0         8,640      148,625         46,836

Patrick H. Norton              1997    291,496    153,778           0        10,000       63,600         67,219
Senior Vice President          1996    269,620     75,404           0         9,500      156,195         54,947
Sales & Marketing              1995    245,573     82,259           0         8,640      148,625         46,819

Gerald L. Kiser                1997    190,469     90,022           0         5,200       17,490         39,053
Executive Vice President and
Chief Operating Officer

Douglas R. Jordan              1997    180,000     85,284           0         5,200            0         27,000
Former Vice President
Organization Development
& Planning (8)

-----------------

      (1) Includes, where applicable, amounts electively deferred by a named executive under the Company's Matched Retirement Savings Plan, which is a so-called "401(k)" plan, and directors' fees paid to the named executives, where applicable, for attendance at La-Z-Boy Incorporated Board of Directors' meetings.

      (2) Amount reported for fiscal 1997 represents a "gross up" on taxes payable by Mr. Knabusch on the extraordinary bonus discussed below under "Joint Report on Executive Compensation --- Short Term Incentive Awards and Other Bonuses."

      (3) Grants in 1997 are subject to approval by shareholders at the Company's 1997 Annual meeting in conjunction with approval of the 1997 Incentive Stock Option Plan. If not approved, such option grants will be canceled.

      (4) Amounts reported for fiscal 1997, fiscal 1996 and fiscal 1995 represent the aggregate closing market price on date of grant of shares of common stock awarded to the named executives under the Company's 1993 Performance-Based Stock Plan in light of performance goals achieved for the three-year performance periods ended April 26, 1997, April 27, 1996 and April 29, 1995 respectively.

      (5) Totals in this column are comprised of amounts allocated for the named executives to the Company's Supplemental Executive Retirement Plan ("SERP") and/or its Employees' Profit Sharing

                                      7


Plan, earnings credited to them under the SERP, and the cash value at date of contribution of Company matching contributions made for their accounts under the Matched Retirement Savings Plan in the form of Company common shares. Set forth below is a breakdown of the totals contained in the table for fiscal 1997:


Amounts allocated to the Supplemental       Earnings credited on supplemental
Executive Retirement Plan and/or the        retirement balances under the
Employees' Profit Sharing Plan of the       Company's Supplemental Executive
Company were as follows:                    Retirement Plan were as follows:


                              1997                                    1997
                            ------                                  ------
Charles T. Knabusch  ......$70,500      Charles T. Knabusch  ......$36,108
Frederick H. Jackson  ......43,275      Frederick H. Jackson  ......22,250
Patrick H. Norton  .........43,275      Patrick H. Norton  .........22,153
Gerald L. Kiser  ...........30,383      Gerald L. Kiser  ............7,283
Douglas R. Jordan  .........27,000      Douglas R. Jordan  ..............0

Contributions under the Company's Matched Retirement Savings Plan were as follows:

                                                                         1997
                                                                        -----
Charles T. Knabusch .................................                  $1,354
Frederick H. Jackson ................................                   1,426
Patrick H. Norton ...................................                   1,791
Gerald L. Kiser .....................................                   1,387
Douglas R. Jordan ...................................                       0

      (6) With the prior approval of the Compensation Committee, on December 17, 1997, the Company made an unsecured, interest-free loan of $117,336 to Mr. Knabusch to cover certain taxes related to his exercise of stock options earlier in fiscal 1997. The initial principal amount of the loan remained outstanding at the close of the fiscal year.

      (7) As permitted by SEC rules, information concerning Mr. Kiser's compensation for fiscal years 1996 and 1995 are not presented here, because he did not become an executive officer of the Company until fiscal 1997.

      (8) Mr. Jordan first joined the Company on May 1, 1996 and thereafter held the position identified above until June 13, 1997, when he resigned from the Company's employ. Until resigning to join the Company, Mr. Jordan was President of Management Resource Center Inc., a management and compensation consulting firm. He also was a 50% owner of that firm for a period of time after joining the Company. As reported below under "Joint Report on Executive Compensation," Management Resource Center Inc. was one of the consultants retained by the Company during fiscal 1997 to assist the Compensation Committee and the Compensation Subcommittee in their respective deliberations concerning executive compensation. That firm also rendered certain other consulting services to the Company during the fiscal year. For all consulting services rendered during fiscal 1997, Management Resource Center Inc. was paid $61,326 by the Company.

                                      8

      The following table shows all stock options granted to the named executives during fiscal year 1997 and the potential realizable value of the grants assuming stock price appreciation rates of 5% and 10% over the five-year term of the options. Please note that all of the options reported here were granted under the new plan being submitted for shareholder approval as Proposal 2 and will be canceled if that plan is not so approved.

                       OPTION GRANTS IN LAST FISCAL YEAR
                                                                                          Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock Price
                                          Individual Grants (1)                       Appreciation for Option Terms ($)(2)
                           ----------------------------------------------------   --------------------------------------------
                                                                                      5% Per Year            10% Per Year
                                                                                  ---------------------   --------------------
                                       % of Total
                           Options   Options Granted   Exercise or                  Price     Aggregate     Price    Aggregate
                           Granted    To Employees     Base Price    Expiration   Per Share     Value     Per Share    Value
           Name              (#)     In Fiscal Year      ($/SH)         Date       ($/SH)        ($)       ($/SH)       ($)
           ----            -------   --------------    ----------    ----------   ---------   ---------   ---------    -----
Charles T. Knabusch  ...   23,800         15.17           30.75        9/8/01      8.4904      129,012     18.7603    373,617
Frederick H. Jackson  ..   10,000          6.37           30.75        9/8/01      8.4904       84,904     18.7603    187,603
Patrick H. Norton  .....   10,000          6.37           30.75        9/8/01      8.4904       84,904     18.7603    187,603
Gerald L. Kiser  .......    5,200          3.31           30.75        9/8/01      8.4904       44,150     18.7602     97,553
Douglas R. Jordan  .....    5,200          3.31           30.75            (3)         --           --          --         --

------------------

      (1) See discussion of Proposal 2 for other terms of these options.

      (2) The 5% and 10% rates of appreciation used in this table are required by rules of the SEC and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. It is important to note that options have potential value for a named executive only if the Company's stock price advances beyond the exercise price shown in the table during the effective five-year option period. Information concerning Mr. Jordan's options are omitted, since all of them have now been canceled. See Note (3) below.

      (3) All of Mr. Jordan's options reported in this table automatically were canceled upon his resignation from the Company on June 13, 1997.

      The following table provides information as to stock options exercised by each of the named executives in fiscal year 1997 and the value of the remaining options held by each such executive officer at the Company's year-end, April 26, 1997:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES
                                                                                                      Value of Unexercised
                                                      Number of Securities Underlying Unexercised   In-The-Money Options/SARs
                               Shares                       Options/SARs at Fiscal Year-End           at Fiscal Year-End(2)
                              Acquired      Value     -------------------------------------------   -------------------------
                             On Exercise   Realized            Exercisable/Unexercisable            Exercisable/Unexercisable
           Name                   #          $(1)                          #                                    $
           ----              -----------   --------            -------------------------            -------------------------
Charles T. Knabusch  .....     36,410      309,485                   56,954/56,233                         228,926/25,796
Frederick H. Jackson  ....      4,300       46,225                   24,395/23,845                         155,986/56,449
Patrick H. Norton  .......      4,300       46,225                   24,395/23,845                         155,986/56,449
Gerald L. Kiser  .........      1,200       12,600                    7,322/10,268                          45,040/21,438
Douglas R. Jordan  .......          0            0                         0/5,200                                0/7,800

----------------

      (1) Based on the closing market price of the Company's common shares on date of exercise, minus the exercise price. An individual, upon exercise of an option, does not receive cash equal to the amount

                                      9


contained in the Value Realized column of this table. No cash is realized until the shares received upon exercise of an option are sold.

      (2) Based on the closing market price of the Company's common shares at fiscal 1997 year-end ($32.25) minus the exercise price. Due to Mr. Jordan's resignation from the Company after fiscal year-end, he no longer holds options on any of the securities reported and valued for him in this table.


                LONG-TERM INCENTIVE COMPENSATION TARGET AWARDS

      Under the Company's 1993 Performance-Based Stock Plan, as currently in effect (the "Performance Plan"), prior to or early in each fiscal year employees selected by the Board committee or subcommittee then charged with administering the Performance Plan (the "Administrative Committee") may be granted contingent awards ("Target Awards") the potential payments on which ("Performance Awards") are linked to achievement by the end of a three-year cycle consisting of that and the next two Company fiscal years (a "Performance Cycle") of performance goals established by the Administrative Committee when the Target Awards are granted. All Performance Awards under this plan are structured as options to purchase or outright grants of Company common shares. For each recipient of a Target Award for a given Performance Cycle, his maximum Performance Award potential, which is awarded after the end of the cycle if all of performance goals are achieved, is a grant of shares equal to four times the base number of shares established by the Administrative Committee with respect to that Target Award; the minimum potential Performance Award, for achievement of only one performance goal during the cycle, is a 30-day option to purchase the base number of shares at 50% of their fair market value at date of grant of the Target Award.

      Early in fiscal 1997, the Committee (which then was the Compensation Committee of the Board) granted Target Awards to certain employees including named executives for the Performance Cycle ending April 24, 1999 (the "1999 cycle"). As has been the case since the first grant of Target Awards under the Performance Plan, for the 1999 cycle the Compensation Committee established four uniform financial goals for all Target Award recipients, each relating to the operating performance of the Company and its subsidiaries for that cycle. One of these goals relates to sales growth, the second to earnings before income taxes, the third to return on total capital and the fourth to international sales growth.

      The table which follows provides information concerning the Target Awards so granted to the named executives. Please note that these Target Awards also were reported in the Company's 1996 Proxy Statement as part of a proposal to amend and restate the prior version of the Performance Plan into its current form.

            LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                    Number of     Performance
                   Performance    Period Until
                    Shares (1)    Maturation    Threshold   Target   Maximum
Name                   #           Or Payout       #(2)       #(3)      #(4)
----               -----------    ------------   ---------   ------   -------
Charles T. Knabusch......3,000       (5)          3,000      6,000    12,000
Frederick H. Jackson.....1,250       (5)          1,250      2,500     5,000
Patrick H. Norton........1,250       (5)          1,250      2,500     5,000
Gerald L. Kiser..........  650       (5)            650      1,300     2,600
Douglas R. Jordan........  650       (5)            650      1,300     2,600

                                     10

------------

      (1) Numbers reported are the base numbers of shares subject to Target Awards granted.

      (2) Numbers reported are the numbers of shares which would become subject to 30-day option if only one performance goal is achieved. The per share exercise price for any such option would be 50% of the Fair Market Value (as defined in the Performance Plan) of a common share at date of grant of the Target Awards.

      (3) Numbers reported are the numbers of shares which would become subject to 30-day option if two performance goals are achieved. The per share exercise price for each such option would be 25% of Fair Market Value of a common share on date of grant of the Target Awards. For achievement of three performance goals, an outright grant of 150% of the same number of shares would be made. Under the terms of the Performance Plan, if a Target Award grantee's employment terminates due to death, or if termination is due to disability (as therein defined) or retirement with the consent of the Company and the terminated employee subsequently dies before the end of the Performance Cycle, his or her estate administrator may elect to receive a Performance Award prior to the end of the cycle. If the election is made, the estate would receive either a 30-day option on the number of shares shown in this column, as if two Performance Goals had been met, or an outright grant of that number of shares, depending upon whether employment termination occurred during the first or second half of the Performance Cycle. Termination of the grantee's employment due to death, disability, or consensual retirement otherwise has no effect on any outstanding Target Awards of the grantee, but termination for any other reason automatically cancels such awards. Target Awards reported for Mr. Jordan in this table have not been canceled.

      (4) Numbers reported are the numbers of shares which would be awarded, in the form of an outright grant, if all performance goals are achieved. Under the terms of the Performance Plan, the holder of a Target Award also will be deemed automatically to have earned and been granted the same Performance Award if a person or group becomes an Acquiring Person (as defined in the Performance Plan) or certain changes in the composition of the Board of Directors occurs while the Target Award is outstanding. The same effect upon then-outstanding Target Awards also will result, if, while there is an Acquiring Person, any of certain other significant transactions involving the Company should occur, unless the transaction has been approved by a majority of Directors who were Board members before the Acquiring Person became such.

      (5) The performance period (Performance Cycle) until maturation or payout is the three-year period ending April 24, 1999.


                              CERTAIN AGREEMENTS

      The Company recognizes that establishing and maintaining a strong management team are essential to protecting and enhancing the interests of the Company and its shareholders. In order to assure management stability and the continuity of key management personnel, the Company has entered into change in control agreements with certain key employees including, among others, all current executive officers. The employees eligible for change in control agreements are those selected by the Compensation Committee. These agreements, which were unanimously approved by the Board of Directors, provide that if any of such persons is terminated, other than for cause, disability, death or retirement, within three years after a change in control of the Company, that person shall be entitled to receive a lump sum severance payment equal to three times the sum of (i) his annualized salary and (ii)

                                     11

an amount equal to the average bonus paid to the employee in the previous three years, as well as certain other payments and benefits, including continuation of employee welfare benefit payments, and reimbursement of certain legal fees and expenses incurred by such employee in connection with enforcing such agreement following a change in control. In consideration of the foregoing, each of such persons agrees to remain in the employ of the Company during the pendency of any proposal for a change in control of the Company. The agreements expire December 31, 1997 and are automatically renewed for additional one-year periods unless either party gives 90 days' notice that it does not wish to extend the agreement. In the event of a change in control, the agreements are automatically extended for 36 months.

                            PERFORMANCE COMPARISON

      The following graph provides an indicator of the return for the Company's last five fiscal years that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on April 25, 1992 in each of (i) the New York Stock Exchange Index, (ii) the group of publicly traded companies that the Company has used as its peer group in prior years (the "Old Peer Group"), (iii) another group of publicly traded companies that the Company intends to use as its peer group going forward (the "New Peer Group"), and (iv) the Company's common shares. Further information concerning the composition of the Old Peer Group and the New Peer Group is provided after the graph.

                            La-Z-Boy Incorporated
                  Comparison of Total Return to Shareholders
                    April 25, 1992 through April 26, 1997

                            [ PERFORMANCE GRAPH ]

                      1992      1993      1994      1995      1996      1997
                     ------    ------    ------    ------    ------    ------
La-Z-Boy Inc........$100.00   $122.23   $149.19   $123.07   $140.85   $154.65
NYSE Market Index....100.00    110.73    118.77    132.92    171.69    171.69
Peer Group (New).....100.00    129.65    131.43    107.50    134.55    170.52
Peer Group (Old).....100.00    119.42    120.91    109.20    126.63    168.21

                                     12

Composition of Peer Groups

      The Old Peer Group consists of the following seven public companies operating primarily in the residential segment of the furniture industry and two larger public companies that formerly operated in that segment as well as other business segments: RESIDENTIAL -- Bassett Furniture, Bush Industries, DMI Furniture, Flexsteel Industries, LADD Furniture, Pulaski Furniture, and Rowe Furniture; OTHERS -- MASCO Corporation and Leggett & Platt. Beginning with the fiscal year ended April 26, 1997, the Company has elected to change its peer group by dropping four companies and adding four new companies which more appropriately reflect the residential segment of the furniture industry wherein the Company primarily operates. The companies in the New Peer Group are as follows: Bassett Furniture, Bush Industries, Chromcraft Revington Inc., Ethan Allen Interiors, Flexsteel Industries, Furniture Brands International, LADD Furniture, Pulaski Furniture, and Stanley Furniture. In the graph above, the stock performance of each company in the Old Peer Group and those of each company in the New Peer Group has been weighted according to its relative stock market capitalization for purposes of arriving at group averages.

                    JOINT REPORT ON EXECUTIVE COMPENSATION

      The compensation of the Company's Chief Executive Officer. and the other named executives, as well as that of other senior executives at the Company and subsidiaries, for many years has been determined by the Compensation Committee of the Company's Board of Directors (hereafter referred to in this section of the Proxy Statement as the "Committee"). Until September 9, 1996, when the Compensation Subcommittee (hereafter referred to in this section as the "Subcommittee") was established and charged with administration of the Company's stock-related employee plans in which executive officers may participate, the Committee also determined all executive officer compensation for fiscal 1997, and at present the Committee continues to discharge this function with respect to all such compensation decisions not assigned to the Subcommittee.

      The report in this section is a joint report by the Subcommittee and the Committee concerning the policies followed and decisions made with respect to the compensation of executive officers, particularly those named in the Summary Compensation Table of this Proxy Statement, for fiscal 1997. Information concerning decisions made by the Subcommittee is provided by the Subcommittee only; all other information is provided by the Committee.

Compensation Philosophy

      The Company's executive compensation programs are premised on the conviction that the interest of executives should be closely aligned with those of the Company's shareholders. The members of the Subcommittee and of the Committee as a whole believe that to further that objective a substantial portion of the aggregate potential compensation of executive officers should be directly and materially linked to the Company's operating performance. Consequently, a significant portion of each executive's total compensation is placed at risk and linked to the accomplishment of specific results which will benefit the shareholders in both the short and long term. Since achievement of performance objectives over time is a primary determinant of share price, executive compensation is weighted heavily on the basis of performance and achievement of these goals. Under this performance orientation:

      * Executives are motivated to improve the overall performance and profitability of the Company by rewarding them when specific, measurable results have been achieved.

                                     13


      * Accountability is further encouraged by incentive awards on the basis of executives' performance and contribution against defined short and long term goals.

      * In years when corporate performance has been superior, executives will be well compensated, which will permit the Company to attract and retain the talent needed to lead and grow its business; conversely, in years of below average performance, compensation declines below competitive benchmarks.

      * The compensation strategy will support business goals and direction and specifically link executive and shareholder interests through equity-based plans linked to the Company's common shares.

      * The Company's compensation policy will maximize growth-driven financial performance, balancing appropriately the short and long term goals of the Company.


Compensation Plan Generally

      For a number of years, the Committee's practice in carrying out its duties has been to review the executive compensation programs of furniture manufacturers and other manufacturing companies of similar size whose executives have similar responsibilities and operations. Included in this review process are the companies in the peer group then being used by the Company for stock performance comparison its proxy materials. A regular feature of this review process also has been analyses of such compensation data and recommendations presented by a compensation consultant retained by the Company to assist the Committee to assure itself that the Company's total compensation program is properly integrated with both the Company's annual and longer term objectives and is competitive with the compensation programs of other companies with which the companies must directly compete for executive talent.

      The Committee again engaged in such a review process with respect to its fiscal 1997 compensation decisions concerning executive officers. For that fiscal year, both the Old Peer Group and the New Peer Group identified under "Performance Comparison" were among the companies whose compensation practices were considered. Data analysis and recommendations initially were presented by Management Resource Center Inc. ("MRC"), the compensation consultant that had provided such services to the Committee in prior years, and the independent consulting firm of Hewitt Associates LLC ("Hewitt") also provided data analysis and recommendations with respect to compensation decisions made late in and shortly after fiscal year end. Since membership on the Subcommittee is drawn solely from Committee members, the Subcommittee also had the benefit of this review process during fiscal 1997.

      The chief components of the Company's executive compensation program are salary, annual cash incentive bonuses, and long term incentives utilizing stock-based awards. After the Subcommittee was established, all decisions concerning stock-based awards for fiscal 1997 were made by it; all other decisions concerning the fiscal 1997 compensation of executives were made by the Committee. In making those decisions, both the Committee and the Subcommittee considered the components identified above as a whole and sought to balance the total compensation package between the more stable salary portion and the "at risk" incentive portions so that a substantial percentage of the total potential compensation of each executive, and particularly that of the CEO, would be dependent on the achievement of Company long and short term strategic goals and increases in value of the Company's common shares. Information concerning other factors bearing on particular components of fiscal 1997 executive compensation is provided below. Except as otherwise indicated in this report, the 1997 salary, bonus, and

                                     14



long-term incentive awards to Mr. Knabusch were determined based on the same policies and after consideration of the same factors as were applied with respect to the other executive officers of the Company.

Salary

      In considering adjustments to the salaries of executive officers for 1997, the Committee reviewed with MRC the results of various surveys of salaries being paid to executives at other companies (including, where available, companies in the Old Peer Group and/or the New Peer Group and other companies considered potential competitors for the services of Company executives) and a report prepared by MRC assigning a range of salaries for each executive, based on the survey data and his position with the Company. The Committee then considered whether the performance of each executive considered in the context of Company financial results, any changes in the scope of any executive's responsibilities, or any other special factors concerning any executive were such as might call for a departure from the Committee's general practice in recent years, which has been to establish executive salaries at approximately 90% of the midpoint of the salary range for their respective positions as reported for the year by MRC.

      Based on the foregoing considerations for fiscal 1997, the Compensation Committee determined uniformly to follow its prior practice and, accordingly, adjusted the salary of each executive, including Mr. Knabusch, to approximately 90% of the midpoint for his position as reflected in MRC's report to the Committee. The salary amounts so established for Mr. Knabusch and the other executives named in the Summary Compensation Table preceding this report are provided in that table.

Short-Term Incentive Awards and Other Bonuses

      Annually, the Committee establishes short-term performance criteria for the management incentive plan. Performance criteria include such areas as growth in revenue and improved earnings. The specific focus and weighting of the criteria are based on the Committee's assessment of the key short-term priorities of the Company. The performance criteria are established at the start of the fiscal year or as shortly thereafter as possible. The target and maximum award opportunity for each executive is based on competitive data provided by the compensation consultant. The award paid is based on actual results compared to the established performance targets. For fiscal 1997, the maximum award opportunity available for each executive named in the Summary Compensation Table was 110% of his salary for the CEO, 90% of salary for Mr. Jackson and Mr. Norton, and 80% of salary for Mr. Kiser and Mr. Jordan. The performance criteria for fiscal 1997 were improvement in sales revenue and pretax income. One-third of the award was based on sales revenue and two-thirds was based on pretax income. This weighting is the result of the Board's continuing emphasis on improving earnings. For fiscal 1997, the Company's consolidated sales revenue increased 6% over fiscal 1996, and the Company's pretax income for fiscal 1997 increased 12% over fiscal 1996. Based on the sliding scale of performance goals established prior to the start of the fiscal year, the Company's financial performance resulted in a cash incentive bonus award of $306,193 to Mr. Knabusch for the fiscal year and, for each of the other named executives, a cash incentive bonus award equal to fiscal 1997 total reported for him under "Bonus" in the Summary Compensation Table. Those incentive bonuses were determined exclusively based on the Company's performance for the fiscal year using the system described above. In addition to the cash incentive bonus awarded to Mr. Knabusch for fiscal 1997, during that year the Committee approved a cash payment to him of $123,692, which also is reported for him as 1997 bonus in the Summary Compensation Table. This payment was made in order to reimburse Mr. Knabusch for certain taxes incurred by him in a prior year

                                     15



as a result of option exercises the Company erroneously had informed him were not taxable and which would not have occurred had he been provided with the correct information. In connection with its approval of that payment, the Committee also approved a so-called "tax gross-up" for the additional taxes Mr. Knabusch would incur due to the payment, which is reported for him under "Other Annual Compensation" in the Summary Compensation Table.

Long-Term Incentives

      The Company and the Compensation Committee have long recognized the importance of linking executive compensation and value created for shareholders. Consequently, stock-based awards are an important component of executive compensation and one which particularly links executive compensation to the maximization of shareholder values. For fiscal 1997, awards under the 1997 Incentive Stock Option Plan being submitted for shareholder approval at the upcoming meeting (see Proposal 2 below), and awards under the Company's Performance Plan (which was approved by the shareholders in its current form at last year's annual meeting) both were used to further these objectives with respect to executive officers. Awards under the 1997 Restricted Share Plan being submitted for shareholder approval at the upcoming meeting (see Proposal 3) also were available for this purpose. With respect to that plan, however, the Subcommittee decided to follow the same practice the Committee had followed in administering a predecessor plan, and consistent with that policy determined not to make any grants under the 1997 Restricted Share Plan to any executive officer or any other employee eligible to participate in the Performance Plan.

      When considering the grant of options to executive officers under the 1997 Incentive Stock Option Plan, the Subcommittee primarily was concerned with achieving an appropriate balance between such stock-based awards and their other compensation components for the year. Toward that end, the Subcommittee relied on survey data provided by MRC and Hewitt concerning the practices in this area followed by other companies (including companies in the Old Peer Group and/or the New Peer Group, as well as other potential competitors for executives) and their recommendations for achieving comparable allocation results, which were based on that data and their respective analyses and estimates of the present and potential future value of the Company's stock-based awards. The Subcommittee also considered the compensation opportunity that had been afforded executives early in the fiscal year through the grant of Target Awards under the Performance Plan for the Performance Cycle ending in 1999 and the availability of the Performance Plan for subsequent grants of Target Awards to executives. Based on the factors described above, the Subcommittee determined to grant non-qualified stock options on 23,800 shares to the CEO and to grant incentive and/or non-qualified stock options on an aggregate 33,300 common shares to other named executives. Further information concerning these options, all of which are subject to shareholder approval of Proposal 2, is provided below in the discussion of that proposal.

      The Performance Awards under the Performance Plan reported as 1997 long term incentive plan payouts in the Summary Compensation Table were awarded to named executives after the close of fiscal 1997 for the three-year Performance Cycle then ended (the "1997 cycle"). As administrator of that plan when the Target Awards for that cycle were made, the Compensation Committee had established performance goals for each of those Target Awards. As new administrator of the Performance Plan, the Subcommittee determined after the close of fiscal 1997 that two of those goals had been achieved.

                                     16



Accordingly, pursuant to the terms of the Performance Plan, each recipient of a Target Award for the 1997 cycle (which includes all named executives other than Mr. Jordan, who was not an employee at the time those awards were granted) received a 30-day option grant on common shares equal to twice the base number of shares reflected in his Target Award for the cycle.

                                The Compensation Committee
                                John F. Weaver, Chairman
                                David K. Hehl *
                                Rocque E. Lipford
                                H. George Levy, M.D.*
                                -------------
                                *Member of the Subcommittee

                                     17


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As indicated above, the current members of the Compensation Committee are Mr. Hehl, Dr. Levy, and Messrs. Lipford and Weaver, and the current members of the Compensation Subcommittee are Mr. Hehl and Dr. Levy. Messrs. Hehl, Lipford, and Weaver served on the Compensation Committee throughout fiscal 1997; Mr. Hehl also served on the Compensation Subcommittee from its establishment in September 1996. Dr. Levy was appointed to both bodies in January 1997. The only other person who served on either body during fiscal 1997 is former Director Warren W. Gruber, who served on both of them until his resignation from the Board last January.

      John F. Weaver is Vice Chairman of Monroe Bank & Trust. Charles T. Knabusch, Chairman of the Board, President and CEO of the Company is a member of the Board of Directors of Monroe Bank & Trust and serves as a member of the Personnel Committee of the Bank.

      The law firm of Miller, Canfield, Paddock and Stone, P.L.C., of which Rocque E. Lipford is a Senior Member, provides legal services to the Company and has done so for the past 17 years.

           PROPOSAL 2: APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN

Introduction

      For many years, the Company has maintained a plan under which long-term options on its common shares from time to time may be granted to employees. In fiscal 1996, the plan used for this purpose was the Company's 1986 Incentive Stock Option Plan. By its terms, however, the authority to grant options under that plan ended on May 5, 1996.

      In order to retain the flexibility to continue to incorporate long-term options in the Company's compensation programs, the Board of Directors on September 9, 1996 adopted a new plan, designated as the La-Z-Boy Incorporated 1997 Incentive Stock Option Plan (the "1997 Option Plan"), subject to shareholder approval at the upcoming meeting. On the same day, the Compensation Subcommittee, as administrator of the plan, granted options under the 1997 Option Plan to the named executives and certain other employees, which grants also are subject to shareholder approval of the plan at the meeting.

      The full text of the 1997 Option Plan is provided in Exhibit A to this Proxy Statement. The discussion which follows summarizes features of the plan, provides information concerning the options heretofore granted, and also provides information concerning other matters relevant to the proposal to approve the plan (and therefore, effectively, those options). The summary information concerning the 1997 Option Plan provided below should be read in conjunction with Exhibit A, which shareholders are advised to review in its entirety in connection with their deliberations upon this proposal.

Summary of Principal Plan Features

      Administration. By its terms, the 1997 Option Plan must be administered by a committee or subcommittee of the Company's Board (the "Option Plan Committee") all of the members of which at any given time must satisfy all such criteria as are then necessary in order to facilitate exemption of compensation paid pursuant to the plan from the tax deduction limits imposed by Section 162(m) of the Internal Revenue Code and also must be Non-Employee Directors (as that or a comparable term at the time is used in SEC Rule 16b-3). As indicated above, the Compensation Subcommittee currently acts as the Option Plan Committee.

                                     18



      Eligibility. No one other than an employee of the Company or a subsidiary (as therein defined) is eligible to be granted options under the 1997 Option Plan, and the only employees eligible for such a grant at any given time are employees who at time of grant are officers of the Company or a subsidiary or otherwise are determined by the Option Plan Committee to be key employees. As of June 12, 1997, in addition to the Company's six executive officers (including the five who also are Company directors), the Company has 11 other officers, its subsidiaries have 27 other officers, and the Company and its subsidiaries have 130 other employees whom management believes might be deemed by the Option Plan Committee also to be key employees. Eligibility to be granted a plan option does not confer any right to receive one, however, since all such grants are at the discretion of the Option Plan Committee.

      Types of Awards. The only awards that may be granted under the 1997 Option Plan are options on the Company's common shares. Both options meeting the requirements of Section 422 of the Internal Revenue Code and related regulations ("incentive stock options" or "ISOs"), and options which do not meet those requirements ("nonqualified stock options" or "NQSOs"), may be granted. The principal difference between these types of options is their differing treatment for income tax purposes under the Code, which is further discussed under "Certain Federal Tax Matters" below.

      In connection with the grant of any option, the Option Plan Committee is required to specify whether the option is intended to be an ISO or NQSO, and the relevant option agreement is to designate the option accordingly. However, if for any reason an option intended to be an ISO fails to qualify as such under the Code, whether at the time of grant or subsequently, the failure to qualify will not invalidate the option; instead, it will be treated a nonqualified stock option, regardless of its designation in the option agreement.

      Exercise Prices; Expiration Dates. The per share exercise price of any option intended to be an ISO that is granted under the 1997 Option Plan to an Over-10% Owner (as therein defined) must be at least equal to 110% of a common share's grant date Fair Market Value, and the per share exercise price of any other option granted under the plan may not be less than such Fair Market Value. For as long as the Company's common shares continue to trade on the New York Stock Exchange ("NYSE"), Fair Market Value under the plan is defined in terms of the NYSE closing sale price of a common share on the date for which value is being determined or, if no common shares traded on that date, on the latest preceding date on which such trading occurred. On June 12, 1997, the closing sale price for a common share on the NYSE was $35.00.

      The expiration date for any ISO granted to an Over-10% Owner must be the fifth anniversary of its date of grant. The expiration date for each other plan option must be a date specified by the Option Plan Committee that is no earlier then the fifth anniversary nor later then the tenth anniversary of its grant date.

      Transfer Restrictions. During the lifetime of the grantee, an option granted under the 1997 Option Plan may not be sold, assigned, pledged, hypothecated, or otherwise transferred in any manner, except that the Option Plan Committee, in its discretion and subject to such conditions as it may determine to impose, may permit an inter vivos transfer by gift to an immediate family member of the grantee or to a charitable organization.

      Exercisability, Acceleration, and Effect of Employment Termination. Generally, an option granted under the 1997 Option Plan becomes exercisable with respect to 25% of the covered shares on each of the first, second, third, and fourth anniversaries of its grant date, and any installment once exercisable

                                     19



continues to be exercisable for the remaining term of the option. However, as provided in Section 6.5 of the plan, in the event of a sale, exchange, or other disposition of all or substantially all of the total assets of the Company or all or substantially all of its outstanding common shares, all plan options then outstanding immediately would become fully exercisable. In addition, if the employment of the grantee of an outstanding plan option should terminate under any of the circumstances specified in Section 7.1 of the plan, his or her option would become fully exercisable and thereafter would continue to be exercisable until the first anniversary of the termination date or, if earlier, the option's expiration date. Termination of employment under any other circumstances automatically would terminate the option.

      Under the terms of the agreements described above under "Executive Compensation --- Certain Agreements" (to which all of the Company's executive officers currently are party), an employee party to such an agreement and who also is a grantee of an outstanding plan option may become entitled to certain payments from the Company relating to the option should his or her employment terminate following a change in control.

      Payment for Exercised Options; Tax Withholding. To exercise a plan option, the optionee must tender full payment of the aggregate exercise price for the number of shares for which it is being exercised. At the optionee's election, payment may be made in cash, by transferring to the Company unencumbered shares then owned by the optionee, by directing the Company to retain some of the shares for which the option is being exercised, or by any combination of the foregoing, except that the share retention alternative may not be used for an ISO. The optionee also may use such share transfer or retention procedures to satisfy tax withholding obligations related to exercise of a nonqualified stock option and may use share transfer procedures (but not share retention procedures) to satisfy any tax withholding obligations that may arise in connection with a so-called "disqualifying disposition" of shares acquired by exercise of ISO.

      Where transferred or retained shares are used to pay for an option exercise, and where retained shares are used to satisfy tax withholding obligations, the shares will be valued at their aggregate Fair Market Value as of the option's exercise date. Where transferred shares are used to satisfy tax withholding obligations, the shares will be valued at their aggregate Fair Market Value at the transfer date. Once given, a direction for retention of shares for either of these purposes will be irrevocable.

      Share Limits. Subject to adjustment for "recapitalization events" as described in Section 8.1 of the 1997 Option Plan and to adjustment as hereinafter described, the aggregate maximum number of common shares which may be issued in settlement of plan options is 2,500,000. To the extent an option expires or is canceled for any reason prior to its exercise, the shares not acquired by exercise of the option would again become available for the plan. The aggregate number of available shares also will be increased by the number of any shares transferred to the Company in payment for exercise of an option or to satisfy any related tax withholding obligations and by the number of any shares withheld by the Company at an optionee's direction for either of those purposes. In addition to the aggregate share limits described above, the maximum number of shares that may be covered by plan options granted to any single employee during any single year may not exceed 75,000, again subject to adjustment pursuant to Section 8.1. The plan also does not permit any grant of an ISO after September 8, 2006.

      Amendments; Plan Duration. By its terms, the 1997 Option Plan may be terminated, suspended, or amended at any time by action of the Board of Directors, but no such action by the Board may adversely affect the rights of a holder of any then-outstanding plan option without the holder's consent. Shareholder approval of plan amendments is not required by the plan itself or by applicable Michigan

                                     20


corporate law. However, shareholder approval of certain amendments currently would be required by NYSE rules, Section 422 of the Code and related regulations, or regulations promulgated under Section 162(m) of the Code. The Board's present intention is to seek shareholder approval of an amendment whenever such approval is required by any of the foregoing.

      The plan is intended to be of indefinite duration, and options may be granted under it at any time, subject only to the share limits described above.

Plan Options Currently Outstanding

      As previously noted, certain options already have been granted under the 1997 Option Plan to eligible employees, including the named executives, subject to shareholder approval of the plan at the annual meeting. The table under "Executive Compensation" headed "Option Grants in Last Fiscal Year" provides information with respect to the granted options for each of the named executives. All of those options continue outstanding at present, except for the options shown for Mr. Jordan, which have been canceled. The table below provides comparable information, for each of the groups identified, concerning the granted options that currently remain outstanding. Except for reported options that were granted to Mr. Knabusch, all of which are NQSOs, the reported options were granted as ISOs to the greatest extent consistent with Code Section 422 and the regulations thereunder.

                  OUTSTANDING GRANTS UNDER 1997 OPTION PLAN
                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                                        Grants by Group                                Appreciation for Option Terms ($)
                              -----------------------------------                 --------------------------------------------
                                                                                      5% Per Year            10% Per Year
                                                                                  --------------------   ---------------------
                                           % of
                                        Outstanding
                              Options     Options     Exercise or                  Price     Aggregate     Price     Aggregate
                              Granted     Granted     Base Price    Expiration   Per Share     Value     Per Share     Value
           Group                (#)      To Group       ($/SH)         Date       ($/SH)        ($)       ($/SH)        ($)
           -----              -------   -----------   -----------   ----------   ---------   ---------   ---------   ---------
All Executive Officers  ...   51,930       34.42         30.75        9/8/01      8.4904      440,906     18.7603      974,222
All Directors not
  Executive Officers  .....        0        0            N.A.          N.A.        N.A.        N.A.        N.A.        N.A.
All Employees Not
  Executive Officers  .....   98,945       65.58         30.75        9/8/01      8.4904      840,083     18.7603    1,856,238

      Due to the nature of the 1997 Option Plan, the aggregate benefits which any eligible employee or group of employees ultimately may receive under the plan if it is approved by the shareholders cannot presently be determined.

Certain Federal Tax Matters

      Income Tax Differences Between ISOs and NQSOs. Under Federal income tax law as currently in effect, the grant of an option under the 1997 Option Plan would not be a taxable event for the grantee or entitle the Company to any deduction, regardless of the type of option granted. However, subsequent Federal income tax consequences would differ, depending on whether the option is a nonqualified stock option or an incentive stock option.

                                     21


      If the option is a NQSO, under current law the grantee would recognize ordinary compensation income upon exercise of the NQSO, in an amount equal to the difference between the fair market value of the acquired shares on the date the option is exercised and the aggregate exercise price paid for the shares. At the same time, subject to the normal Internal Revenue Code requirement that compensation be reasonable and the special deduction limits of Section 162(m) of the Code (which are not expected to present a problem for plan options for the reason discussed below), the Company would become entitled to a deduction in the same amount.

      In contrast, if the option is an ISO and assuming it is exercised within the time limits permitted by the Code, under current law the grantee would not recognize any income, and the Company would not be entitled to any deduction, when the ISO is exercised. In addition, assuming timely exercise, if the shares acquired by exercise of the ISO are then held for at least two years from the grant date of the ISO and one year from its exercise date, the grantee would receive capital gain or loss treatment (rather than compensation income treatment) on a subsequent disposition of the shares, and the Company again would not be entitled to any deduction.

      However, if an ISO instead is exercised after the time permitted by the Code, it would cease to be an ISO, and the tax effects of exercise would be the same as for a nonqualified stock option. Also, if shares acquired by exercise of an ISO are disposed of too soon, the grantee would recognize compensation income, rather than receiving capital gain or loss treatment, upon the disposition. In either of these cases, subject to the Code requirements for deductions noted above, the Company would be entitled to a deduction equal to the compensation income of the grantee.

      Section 162(m) Considerations. Subject to certain exclusions (including an exclusion for certain performance-based compensation), Section 162(m) of the Internal Revenue Code imposes a $1 million-per-executive cap on the amount a public company (such as the Company) may deduct as compensation expense for Federal income tax purposes on account of compensation paid in any tax year beginning after 1993 to executives named in its Summary Compensation Table for that year. Compensation related to stock options can qualify as performance-based compensation for Section 162(m) purposes, provided certain requirements specified in the regulations under Section 162(m) are satisfied. Based on the current Section 162(m) regulations, the Board of Directors believes that, if the 1997 Option Plan is approved as proposed, compensation associated with plan options will qualify as performance-based compensation and therefore will not be subject to Section 162(m)'s deduction limit.

Required Vote and Related Matters

      Shareholder approval of the 1997 Option Plan is not required by Michigan corporate law. However, because Company officers, including officers who are employee-directors, have been granted options under the plan and will be eligible to be granted additional options under the plan, shareholder approval is required by NYSE rules. Shareholder approval also is required in order for ISOs to be granted under the plan and in order to satisfy the currently applicable Section 162(m) regulations. Accordingly, the plan has been adopted by the Board subject to shareholder approval at the 1997 annual meeting, and all plan options heretofore granted also have been granted subject to such approval. If the proposal to approve the plan is not carried at the meeting, all plan options then outstanding automatically will be canceled, and no further grants will be made under the plan.

      The proposal to approve the 1997 Option Plan will be carried if a majority of the common shares entitled to vote and actually voted upon the proposal at the annual meeting are voted "for" the proposal,

                                     22


provided that the total number of shares voted for and voted against the proposal equals a majority of all common shares entitled to vote. For this purpose, any shares for which an abstention or broker non-vote is registered will not be considered to have been voted upon the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
                    THE 1997 INCENTIVE STOCK OPTION PLAN.

              PROPOSAL 3. APPROVAL OF 1997 RESTRICTED SHARE PLAN

Introduction

      The Company also for many years has maintained a plan under which eligible employees from time to time may be granted 30-day rights to purchase common shares at a discount price, with the shares so purchased being subject to transfer restrictions and the Company's right to repurchase them at the same price for a period of time thereafter. The authority to grant such purchase rights under that plan also ended on May 5, 1996.

      Therefore, in order to retain the flexibility to use such a restricted share program for employee compensation purposes, the Board of Directors on September 9, 1996 adopted a similar new plan, designated as the La-Z-Boy Incorporated 1997 Restricted Share Plan (the "Restricted Share Plan"), subject to shareholder approval at the annual meeting. In addition, as administrator of the Restricted Share Plan, the Compensation Subcommittee has taken action such that, if the plan is so approved, certain employees thereupon automatically will be granted awards under the plan.

      The full text of the Restricted Share Plan is provided in Exhibit B to this Proxy Statement. The discussion which follows summarizes features of the plan, provides information concerning the awards which will be granted if the plan is approved, and also provides information concerning other matters relevant to the proposal to approve the plan (and therefore, effectively, those awards). The summary information concerning the Restricted Share Plan provided below should be read in conjunction with Exhibit B, which shareholders are advised to review in its entirety in connection with their deliberations upon this proposal.

Summary of Principal Plan Features

      Administration. The Restricted Share Plan must be administered by a committee or subcommittee of the Board comprised solely of Rule 16b-3 Non-Employee Directors (the "Restricted Plan Committee"). The Compensation Subcommittee currently acts as the Restricted Plan Committee.

      Eligibility. Any employee of the Company or a subsidiary (as therein defined) who, in the judgment of the Restricted Plan Committee, is a key employee and expected to contribute materially to the Company's future success is eligible to be granted a right to purchase restricted shares under the Restricted Share Plan; non-employees are ineligible. Although executive officers of the Company and other employees eligible to participate in the Company's Performance Plan are not excluded from participation by the terms of the Restricted Share Plan, it currently is not expected that such employees will receive awards under the latter plan while the former continues in operation.

                                     23


      Plan Purchase Rights. A grant under the Restricted Share Plan will afford the grantee a right, exercisable for 30 days only and subject to such additional terms and conditions as the Restricted Plan Committee may determine to impose, to purchase common shares from the Company for cash at a per share price equal to 25% of a share's Fair Market Value (defined in the same manner as for the 1997 Option Plan) on the Determination Date for the award. Normally, the Determination Date for a plan award would be the same as the award's date of grant. However, for the awards scheduled to be granted at the annual meeting, the Determination Date is September 9, 1996, provided the plan is then so approved. The 30-day exercise period for a plan award normally would commence on or shortly after the grant date. Whenever any employee granted a right to purchase shares under the Restricted Share Plan exercises that right he or she will be required to execute an agreement with the Company detailing his or her rights and obligations concerning those shares as specified in the plan.

      Transfer Restrictions. All shares purchased by an employee under the Restricted Plan ("restricted shares") will be subject to transfer restrictions such that none of them may be sold, assigned, pledged, hypothecated, or otherwise transferred in any manner without the written consent of the Company authorized by the Board. In addition, for as long as the restricted shares remain subject to such transfer restrictions, any common shares or other securities that the owner of the restricted shares may receive or be entitled to receive due to ownership of the restricted shares, whether as a result of a stock split or dividend or other recapitalization of or by the Company or as a result of a statutory share exchange involving common shares or a merger or consolidation or sale of assets involving the Company ("related securities"), also will be subject to the same transfer restrictions.

      The transfer restrictions on restricted shares and related securities normally would continue for a three-year period commencing on the Determination Date applicable to the purchase right pursuant to which the restricted shares were purchased. However, if a purchaser of restricted shares ceases to be an employee during the applicable restriction period due to his or her death or disability as specified in Section 7.2(a) of the Restricted Share Plan, or if any of the "change in control" events described in the first sentence of Section 7.2(c) of the plan were to occur, then the transfer restrictions would terminate immediately. The same would be true if a merger, consolidation, share exchange, or asset sale of the type described in the second sentence of Section 7.2(c) were to occur, unless the transaction had received director approval as there prescribed. If at least two years have elapsed since the relevant Determination Date for restricted shares and the purchaser then ceases to be an employee under the retirement circumstances specified in Section 7.2(b) of the plan, the transfer restrictions also would terminate immediately, unless the purchaser is to remain a director of the Company or be retained as a paid consultant after his or her retirement or the Restricted Plan Committee otherwise determines not to allow the restrictions to lapse because doing so would not be in the best interests of the Company.

      Repurchase Rights. Under the terms of the Restricted Share Plan, if a purchaser of restricted shares ceases to be an employee during the restricted period applicable to those shares other than under circumstances causing termination of the transfer restrictions (or which would have caused the transfer restrictions to terminate if the purchaser had not remained a director or paid consultant to the Company), the purchaser will be obligated to sell the restricted shares and any related securities back to the Company for cash equal to the aggregate price he or she paid for the restricted shares. Generally, a purchaser of restricted shares continuing as a director or a paid consultant also would be so obligated if he or she were to resign that position before the end of the restricted period.

      Tax Withholding. Although restricted shares may only be purchased for cash, the Restricted Share Plan permits a purchaser to elect to satisfy any tax withholding obligations arising from the grant

                                     24



or exercise of his or her purchase right or from the lapse of transfer restrictions on the shares by transferring unencumbered common shares to the Company. Any shares so transferred will be valued at their aggregate Fair Market Value at the transfer date.

      Share Limits. Subject to adjustment for "recapitalization events" as described in Section 8.2 of the Restricted Share Plan and to adjustment as hereinafter described, the aggregate maximum number of common shares which may be made available for purchase under the plan is 250,000. If a purchase right granted to an employee expires or otherwise terminates without having been exercised in full, the shares not acquired again will be available for the plan, as will any shares purchased but subsequently reacquired by the Company pursuant to its repurchase right. The aggregate number of available shares will be increased by the number of any common shares transferred to the Company in satisfaction of tax withholding obligations arising in connection with plan awards or the lapse of transfer restrictions on restricted shares.

      Amendments; Plan Duration. By its terms, the Restricted Share Plan may be terminated, suspended, or amended at any time by action of the Board of Directors, but no such action taken after an employee has executed an agreement concerning the restricted shares may adversely affect the employee's rights or obligations under that agreement or with respect to restricted shares or related securities subject to that agreement without the employee's written consent. Shareholder approval of plan amendments is not required by the plan itself or by applicable Michigan corporate law. However, shareholder approval of certain amendments currently would be required by NYSE rules. The Board's present intention is to seek shareholder approval of an amendment whenever such approval is required by those rules.

      The plan is intended to be of indefinite duration, and purchase rights may be granted under it at any time, subject only to the share limits described above.

Current Restricted Share Purchase Rights Awards

      As previously noted, the Compensation Subcommittee already has determined that if the Restricted Share Plan is approved as proposed, certain employees immediately and automatically will be granted rights to purchase restricted shares under the plan. The table below provides information, for each of the named executives and for the groups identified, concerning the numbers of restricted shares each would be entitled to purchase pursuant to such rights. In accordance with the terms of the plan, if it is approved at the annual meeting the per share exercise price for the reported shares will be $7.6875 (25% of the NYSE closing sale price for a common share on September 9, 1996).

                                     25


                       RESTRICTED SHARE PURCHASE RIGHTS
                    SCHEDULED FOR AWARD AT ANNUAL MEETING

                  Name of Executive            Number of Restricted Shares
                 or Identity of Group       to be Subject to Purchase Rights
                 --------------------       --------------------------------
Charles T. Knabusch .....................                     0
Frederick H. Jackson ....................                     0
Patrick H. Norton .......................                     0
Gerald L. Kiser .........................                     0
Douglas R. Jordan .......................                     0
All Executive Officers ..................                     0
All Directors Not Executive Officers ....                     0
All Employees Not Executive Officers ....                13,065

      Due to the nature of the Restricted Share Plan, the aggregate benefits which any eligible employee or group of employees ultimately may receive under the plan if it is approved by the shareholders cannot presently be determined.

Certain Federal Tax Matters

      Under current Federal income tax law, unless an employee purchasing restricted shares under the Restricted Share Plan makes a timely election under Section 83(b) of the Code to be taxed at an earlier time, the employee would not be required to recognize income in respect of the shares until lapse of the transfer restrictions, at which time the employee would recognize compensation income equal to the fair market value of the shares at the time, less what was paid for them. If the employee makes a timely Section 83(b) election, the employee instead would recognize compensation income equal to the fair market value of unrestricted shares at the time the right to purchase them was granted, less the price he or she is required to pay to purchase the restricted shares. In that case, lapse of the transfer restrictions thereafter would not be a taxable event for the employee, but if the transfer restrictions have not lapsed and the employee loses the shares due to termination of employment and exercise of the Company's repurchase right, he or she will have no right to recover the taxes previously paid.

      Generally, subject only to the normal Code requirements that compensation be reasonable and the special deduction limits of Section 162(m) of the Code (discussed in more detail in the preceding discussion of Proposal
2), whenever an employee granted the right to purchase restricted shares under the Restricted Share Plan recognizes compensation income in respect of the shares (and only then), the Company would be entitled under current Federal income tax law to a deduction in the same amount. Restricted shares cannot be excluded from the Section 162(m) deduction limit under the regulations currently in effect. However, since it currently is not expected that any awards under the Restricted Share Plan will be made to the highest level Company personnel, plan awards also are not expected to present deductibility issues under Section 162(m) to any significant extent.

Required Vote and Related Matters

      Shareholder approval of the Restricted Share Plan is not required by Michigan corporate law. However, shareholder approval is required by NYSE rules, and the plan therefore has been adopted subject to such approval at the annual meeting. If the proposal to approve the Restricted Share Plan is not carried at the meeting, neither the plan nor the restricted share purchase rights scheduled for award under the plan at the meeting will become effective.

                                     26


      The proposal to approve the Restricted Share Plan will be carried if a majority of the common shares entitled to vote and actually voted upon the proposal at the annual meeting are voted "for" the proposal, provided that the total number of shares voted for and voted against the proposal equals a majority of all common shares entitled to vote. For this purpose, any shares for which an abstention or broker non-vote is registered will not be considered to have been voted upon the proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                      OF THE 1997 RESTRICTED SHARE PLAN.

                  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Board of Directors, at the recommendation of its Audit Committee, has reappointed the firm of Price Waterhouse LLP as the Company's independent accountants. Price Waterhouse has served as independent accountants for the Company continuously since 1968. It is expected that a representative of Price Waterhouse will be present at the annual shareholders' meeting with the opportunity to make a statement if he or she desires and to answer appropriate questions which may be raised by shareholders at the meeting.

                            SHAREHOLDER PROPOSALS

      Shareholders who intend to present a proposal at the annual meeting to be held in 1998 must furnish such information to the Company by February 27, 1998 for the proposal to be included in the Company's proxy statement for that meeting. The Company may omit a proposal and any statement in support thereof from its proxy statement and form of proxy in accordance with rules issued by the Securities and Exchange Commission.

                                OTHER MATTERS

      The total expense of sending out notices, proxy forms, and this Proxy Statement will be paid by the Company. This expense is expected to be limited to the cost of preparing and mailing this Proxy Statement and accompanying documents.

      Please execute and return the accompanying proxy, so that your shares may be voted at the meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                Gene M. Hardy, Secretary

Monroe, Michigan
June 27, 1997

      A copy of the Company's Form 10-K Annual Report for the fiscal year ended April 26, 1997 may be obtained by writing the Secretary's Office.

                                     27


                                                                    Exhibit A

                            LA-Z-BOY INCORPORATED

                       1997 INCENTIVE STOCK OPTION PLAN

                                  ARTICLE I

      1.1 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by facilitating the attraction and retention of competent executive personnel and other key employees of the Company and its Subsidiaries and by providing incentive to such employees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company, and thereby share in increases in the value of the Company which they will help to produce, through the grant from time to time of Incentive Stock Options and Nonqualified Stock Options.

                                  ARTICLE II

     2.1 Certain Definitions. When used in the Plan, the following terms have the following respective meanings:

         (a) "Board" or "Board of Directors" means the Board of Directors of the Company,

          (b) "Code" means the Internal Revenue Code of 1986 as in effect at a given time, or such successor code as may be in effect at the time.

          (c) "Committee" means the Compensation Committee of the Board of Directors (or such other Board committee or subcommittee as the Board hereafter may designate from time to time), all of the members of which at any given time shall satisfy all such criteria as are then necessary in order to facilitate exemption of compensation paid pursuant to the Plan from the tax deduction limits imposed by Section 162(m) and also shall be Non-Employee Directors (as that term or a comparable term is then used in Rule 16b-3),

          (d) "Company" means La-Z-Boy Incorporated, a Michigan corporation.

          (e) "Employee" means an employee (who also may be an officer) of the Company or a Subsidiary.

          (f) "Fair Market Value" means the closing sale price of a Share on the New York Stock Exchange for the date as of which such value is being determined or, if no Shares traded on such exchange on that date, then for the latest preceding date on which the Shares so traded.

          (g) "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code (or such successor section as may be in effect at a given time) and the Treasury Regulations promulgated thereunder and that is identified as intended to be an ISO in the written agreement evidencing the Option.

                                     A-1


          (h) "Nonqualified Stock Option" or "NQSO" means any Option that is not an Incentive Stock Option,

          (i) "Option" means any option to purchase Shares granted under the Plan.

          (j) "Over-10% Owner" means an owner of over 10% of the total combined voting power of all classes of the capital stock of the Company.

          (k) "Plan" means the La-Z-Boy Incorporated 1997 Incentive Stock Option Plan as in effect at a given time.

          (l) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission as in effect at a given time, or such successor rule or regulation as may be in effect at the time.

          (m) "Shares" means the Company's common shares, $1.00 par value.

          (n) "Section 162(m)" means Section 162(m) of the Code (or such successor section as may be in effect at a given time) and the Treasury Regulations promulgated thereunder.

          (o) "Subsidiary" means a corporation, partnership, or other business entity in which the Company directly or indirectly has a significant equity interest under accounting principles generally accepted in the United States of America.

          (p) "Treasury Regulations" means rules and regulations of the U.S. Department of the Treasury as in effect at a given time.

                                 ARTICLE III

      3.1 Aggregate Shares Limits and Reservation of Shares. Subject to the provisions of this section and those of Section 8.1 of the Plan, the aggregate maximum number of Shares which may be issued in settlement of Options is 2,500,000. If any Option or Option portion shall expire, terminate, or be canceled for any reason prior to its exercise, the Shares theretofore subject to such Option or Option portion shall again be available for purposes of the Plan. The aggregate number of available Shares hereinabove set forth shall be increased by the number of any already owned Shares transferred to the Company by an Option holder in payment of the exercise price of an Option or in satisfaction of any related tax withholding obligations of such optionee and by the number of any Shares withheld by the Company at the direction of an Option holder in payment of the exercise price of any NQSO or to satisfy any related tax withholding obligations. There shall at all times be reserved for issuance pursuant to the Plan from the authorized but unissued Shares the maximum number of Shares then permitted by the Plan to be issued in settlement of outstanding Options and Options which thereafter may be granted.

      3.2 Limits on Grants to Individual Employees. Subject to adjustment pursuant to Section 8.1, the maximum number of Shares that may be covered by Options granted to any single Employee during any single Company fiscal year may not exceed 75,000.

                                  ARTICLE IV

      4.1 Eligibility. No one other than an Employee shall be eligible to be granted an Option, and the only Employees eligible to be granted Options at a given time shall be those who at such time are officers of the Company or a Subsidiary or who are otherwise determined by the Committee to be key Employees. Eligibility to be granted an Option confers no right upon any Employee to receive any such grant.

                                     A-2


      4.2 No Effect on Employment Rights. Nothing in the Plan, any other document describing the Plan, or any agreement or other document evidencing or describing any Option shall be construed to limit in any manner the right of the Company or a Subsidiary to terminate any Employee's employment at any time, without regard to the effect of such termination upon any rights or expectations of benefit such Employee would or might otherwise have under the Plan or any Option granted to the Employee, or to give any Employee any right to remain employed by the Company or a Subsidiary in any particular position or at any rate of compensation.

                                  ARTICLE V

      5.1 Plan Administration. The Plan shall be administered by the Committee, which, subject to the limitations expressly set forth in the Plan, shall have the exclusive authority to (a) determine those Employees who are eligible to be granted Options, (b) select from among such eligible Employees those to whom Options will be granted, and (c) establish the other terms and conditions of each Option granted. The Committee also shall have the authority to interpret the provisions of the Plan and the terms of any agreements evidencing Options, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for its administration. The Committee's interpretation or construction of the Plan or any Option agreement shall be conclusive and binding upon all interested persons.

                                  ARTICLE VI

      6.1 Written Agreements Required. Each Option granted shall be evidenced by a written agreement between the Company and the grantee in form prescribed or approved by the Board or the Committee, setting forth the type of Option intended to be granted, the number of Shares covered by the Option, and the per Share exercise price and scheduled expiration date of the Option and setting forth (or, to the extent appropriate, incorporating by reference to applicable provisions of the Plan) all other terms and conditions of the Option including, in addition to such terms and conditions as are specified in the Plan or required by the Plan to be determined by the Committee, all such other terms and conditions not inconsistent with the Plan as the Committee may deem appropriate. Each such agreement also shall specify that in the event of any inconsistency between the terms of the agreement and those of the Plan the terms of the Plan shall govern.

      6.2 Types of Options. Both Incentive Stock Options and Nonqualified Stock Options may be granted. In connection with the grant of an Option, the Committee shall specify whether the Option is intended to be an ISO or a NQSO, and the agreement evidencing the Option shall designate it accordingly. In connection with the grant of any Option intended to be an ISO, the Committee may prescribe such terms and conditions other than those specified in the Plan as the Committee deems desirable to qualify the Option as an incentive stock option under the Code. If for any reason an Option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify, whether at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the disqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option irrespective of the manner in which it is designated in the Option agreement.

                                     A-3


      6.3 Exercise Price. Unless a higher price is specified at the time of grant, the per Share exercise price of each Option shall be the Fair Market Value of a Share on the grant date, except that the per Share exercise price of any ISO granted to an Over-10% Owner shall be at least equal to 110% of such Fair Market Value on the grant date.

      6.4 Expiration Date. Subject to earlier termination as provided in
Article VII: (a) any ISO granted to an Over-10% Owner shall expire (to the extent not earlier exercised) on the fifth anniversary of the date of grant of the ISO and (b) each other Option shall expire (to the extent not earlier exercised) on the such date (not earlier than the fifth nor later than the tenth anniversary of the Option's grant date) as the Committee shall determine at the time of grant.

      6.5 Exercisability. Subject to acceleration of exercisability as hereafter provided in this section and as provided in Article VII, each granted Option shall become exercisable in installments with respect to 25% of the total number of Shares covered by the Option (but in any event only for whole Shares) on each of first, second, third, and fourth anniversaries of the Option's date of grant. The right to exercise each installment shall be cumulative and may be exercised in whole or in part, to the extent such right has accrued and not been exercised, at any time or from time to time while the Option remains outstanding. All installments shall become immediately exercisable in the event of a sale, exchange, or other disposition of all or substantially all of the total assets of the Company or all or substantially all of the Company's outstanding Shares.

      6.6 Exercise Procedures and Payment. The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of Shares in respect of which the Option is then being exercised. The aggregate exercise price payable may be paid by the Option holder in cash, by transferring to the Company unencumbered Shares then owned by the holder, by directing the Company to retain some of the Shares for which the Option is being exercised (provided that the Option is a NQSO), or by a combination of the foregoing. For these purposes, payment in U.S. currency, or by check, bank draft, cashier's check, or postal money order payable in such currency shall be deemed to be payment in cash. Any Shares transferred or retained in payment of the exercise price shall be valued at their aggregate Fair Market Value as of the exercise date. Once given to the Company, a direction for the retention of Shares to pay for exercise of a NQSO shall be irrevocable.

      6.7 Tax Withholding. The holder of an Option may be required to pay the Company, and the Company and any Subsidiary shall have the right to deduct from any amounts otherwise payable to the holder, the full amount of any and all taxes required by law to be paid by or withheld from the holder in respect of exercise of the Option or, in the case of an ISO, in respect of a subsequent disposition of Shares for which the ISO has been exercised. The holder may elect to satisfy such payment or withholding obligations in whole or in part by transferring to the Company unencumbered Shares then owned by the holder or, if the Option is a NQSO, by directing the Company in writing to retain some of the Shares for which the Option is being exercised. Any Shares so transferred shall be valued at their aggregate Fair Market Value on the transfer date, and any Shares so retained shall be valued at their aggregate Fair Market Value on the date the Option is exercised. Once given to the Company, a direction for the retention of Shares to satisfy tax withholding obligations arising from exercise of a NQSO shall be irrevocable.

      6.8 Transfer Restrictions. During the lifetime of the grantee of an Option, neither the Option nor any rights or privileges thereby conferred may be sold, assigned, pledged, hypothecated, or otherwise

                                     A-4


transferred in any manner whatsoever, except that the Committee, in its discretion and subject to such conditions as it may determine to impose, may permit an intervivos transfer by gift to an immediate family member of the grantee or to a charitable organization. Upon any attempt to sell, assign, pledge, hypothecate, or otherwise dispose of an Option in violation of the foregoing, and upon the levy of attachment or similar process upon an Option, the Option immediately shall become null and void.

      6.9 Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of issuance to the holder of a stock certificate evidencing those Shares for which the Option has been exercised and until the exercise price for the Shares has been fully paid. No adjustment shall be made for dividends or other rights relating to such Shares for which the record date is prior to the date of issuance of the stock certificate.

                                 ARTICLE VII

      7.1 Effect of Death or Retirement under Certain Circumstances. If the grantee of a then-outstanding Option should cease to be an Employee due to
(1) retirement at or after age 65, (ii) retirement at an age not younger than age 55 and with the Company's consent or pursuant to the disability retirement provisions of a Company-sponsored pension or profit-sharing plan applicable to the grantee, or (iii) the grantee's death, the Option thereupon shall become exercisable for the full amount of Shares for which it has not theretofore been exercised, regardless of whether all installments of the Option otherwise would have been exercisable by that time. Thereafter, the Option shall continue to be exercisable by the grantee (or his or her administrator or executor or another person who has acquired the right to exercise the Option by bequest or inheritance or by intervivos gift from the grantee) until the first anniversary of the grantee's employment termination or, if earlier, the expiration date of the Option.

      7.2 Effect of Other Employment Termination. If the grantee of a then-outstanding Option should cease to be an Employee under any circumstances other than those specified in Section 7.1, the Option thereupon automatically shall terminate.

                                 ARTICLE VIII

      8.1 Adjustments for Recapitalization. Whenever a stock split, reverse stock split, stock-on-stock dividend, or other relevant change in the capitalization of the Company or a successor thereto (each, a "recapitalization event") occurs, the Board of Directors shall make such changes in the type and number of securities which thereafter may be made subject to Options, the type and number of securities subject to any then-outstanding Option and/or the exercise price thereof, and the other terms and conditions of then-outstanding Options, as the Board determines to be appropriate in order to carry out the purposes of the Plan in light of such recapitalization event. Any fractional Shares resulting from the adjustments to outstanding Options contemplated by this section shall be eliminated from the Option. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or any successor section then in effect) is applicable shall be made in accordance therewith unless the Board expressly determines otherwise. No adjustment shall be made for cash dividends or the issuance to shareholders of rights to subscribe for additional Shares or other securities of the Company. The grant of an Option shall not in any way affect or limit the right or power of the Company to propose or make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

                                     A-5


      8.2 Regulatory Compliance and Listing. Notwithstanding anything in the Plan to the contrary, the issuance or delivery of any Shares pursuant to the exercise of an Option may be postponed by the Company for such period as may be required to enable the Company to comply with any applicable securities laws or regulations, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof shall constitute a violation of any applicable provision of law or regulation of any governmental authority or national securities exchange.

      8.3 Termination, Suspension, or Amendment. The Plan at any time or from time to time may be terminated, suspended, or amended in any manner, in whole or in part, by resolution of the Board of Directors; provided, however, that no such action by the Board shall adversely affect the rights of the holder of any then-outstanding Option without such holder's consent.

      8.4 Governing Law. The Plan and the terms of each Option shall be governed and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed within such State.

      8.5 Shareholder Approval. The Plan has been adopted by the Board of Directors as of September 9, 1996, subject to approval by the shareholders of the Company at its annual meeting of shareholders to be held in calendar year 1997. Any and all Options granted prior to such meeting shall be subject to shareholder approval of the Plan at such meeting and shall be automatically canceled and of no effect, and no additional Options thereafter may be granted, if such approval is not then obtained.

      8.6 Duration of the Plan. Provided the Plan is approved by the Company's shareholders as contemplated in Section 8.5 and subject to termination by the Board as permitted by Section 8.3, the Plan shall be of indefinite duration, and Options may be granted at any time so long as the Share limits specified in Article V are not exceeded. However, notwithstanding the foregoing, in no event may any ISOs be granted under the Plan after September 8, 2006.

                                     A-6


                                                                    Exhibit B

                            LA-Z-BOY INCORPORATED

                          1997 RESTRICTED SHARE PLAN

                                  ARTICLE I

      1.1 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by facilitating the attraction and retention of competent executive personnel and other key employees of the Company and its Subsidiaries and by providing incentive to such employees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to purchase shares of the Company's stock at prices below market value at the time of purchase thereof, subject, however, to certain restrictions on their transfer.

                                  ARTICLE II

     2.1 Certain Definitions. When used in the Plan, the following terms have the following respective meanings:

          (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (b) "Committee" means the Compensation Committee of the Board of Directors (or such other Board committee or subcommittee as the Board hereafter may designate from time to time), all of the members of which at any given time shall be Non-Employee Directors (as that term or a comparable term is then used in Rule 16b-3).

          (c) "Company" means La-Z-Boy Incorporated, a Michigan corporation.

          (d) "Determination Date" has the meaning set forth in Section 6.1 of the Plan.

          (e) "Employee" means an employee (who also may be an officer) of the Company or a Subsidiary.

          (f) "Fair Market Value" means the closing sale price of a Share on the New York Stock Exchange for the date as of which such value is being determined or, if no Shares traded on such exchange on that date, then for the latest preceding date on which any Shares so traded.

          (g) "Plan" means the La-Z-Boy Incorporated 1997 Restricted Share Plan as in effect at a given time.

          (h) "Related Securities" means any other Shares or other securities which an owner of Restricted Shares may receive or be entitled to receive due to ownership of those Restricted Shares, whether the same are issued as a result of a Share split or dividend or other recapitalization of or by the Company or as the result of a statutory share exchange involving Shares or a merger or consolidation or sale of assets involving the Company.

          (i) "Restricted Shares" means any Shares purchased by an Employee pursuant to the Plan.

          (j) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission as in effect at a given time, or such successor rule or regulation as may be in effect at the time.

          (k) "Shares" means the Company's common shares, $1.00 par value.

          (l) "Subsidiary" means a corporation, partnership, or other business entity in which the Company directly or indirectly has a significant equity interest under accounting principles generally accepted in the United States of America.

                                 ARTICLE III

      3.1 Aggregate Share Limits and Reservation of Shares. Subject to the provisions of this section and those of Section 8.2 of the Plan, the aggregate maximum number of Shares which may be made available for purchase as Restricted Shares is 250,000. If a right to purchase Restricted Shares granted to an Employee expires or otherwise terminates without having been exercised in full, the Shares not acquired by the Employee shall again become available for purposes of the Plan, as shall any Restricted Shares purchased by an Employee but subsequently reacquired by the Company pursuant to Section 7.3 of the Plan. The aggregate number of available Shares hereinabove set forth shall be increased by the number of any Shares (including Restricted Shares, if no longer subject to transfer restrictions) that are transferred to the Company in satisfaction of any tax withholding obligations arising in connection with the grant or exercise of the right to purchase Restricted Shares or the lapse of transfer restrictions upon Restricted Shares. There shall at all times be reserved for issuance pursuant to the Plan from the authorized but unissued Shares the maximum number of Shares then permissible for future purchase as Restricted Shares.

                                  ARTICLE IV

      4.1 Eligibility. Any Employee who, in the judgment of the Committee, is a key Employee and expected to contribute materially to the Company's success in the future shall be eligible to be granted a right to purchase Restricted Shares and thereby participate in the Plan. No one who is not an Employee, and no Employee who has not been determined by the Committee to satisfy the eligibility criteria set forth above, shall be eligible to purchase any Restricted Shares. Eligibility to participate in the Plan confers no right upon any Employee to be granted a right to purchase Restricted Shares at any time, all decisions to grant such rights being solely at the discretion of the Committee.

      4.2 No Effect on Employment Rights. Nothing in the Plan, any other document describing the Plan or any agreement or other document concerning Restricted Shares that have been or may be acquired by any Employee under the Plan shall be construed to limit in any manner the right of the Company or a Subsidiary to terminate any Employee's employment at any time, without regard to the effect of such termination upon any rights or expectations of benefit such Employee would or might otherwise have under the Plan, or to give any Employee any right to remain employed by the Company or a Subsidiary in any particular position or at any rate of compensation.

                                  ARTICLE V

      5.1 Plan Administration. The Plan shall be administered by the Committee, which, subject to the limitations expressly set forth in the Plan, shall have the exclusive authority to (a) determine those Employees who are eligible to participate in the Plan, (b) select from among such eligible Employees those to whom rights to purchase Restricted Shares will be granted, and (c) determine the numbers of Restricted Shares which may be purchased by such grantees, the purchase price therefor, and the other terms and conditions of such grants and of any Restricted Shares purchased pursuant to such grants. The Committee also shall have the authority to interpret the provisions of the Plan and the terms of any agreements or other documents concerning such grants or Restricted Shares so acquired, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for its administration. The Committee's interpretation or construction of the Plan or any agreement or other document concerning Restricted Shares or the grant of a right to purchase Restricted Shares shall be conclusive and binding upon all interested persons.

                                  ARTICLE VI

      6.1 Grants to Purchase Restricted Shares. In connection with determining to grant an eligible Employee a right to purchase Restricted Shares, the Committee shall specify the number of Shares which may be purchased by the Employee and any special terms or conditions concerning the right or the Restricted Shares that the Committee deems appropriate and that are not inconsistent with the Plan. Except as provided in Section 8.6, the date on which the Committee makes such determinations concerning a grant to an eligible Employee (the "Determination Date") shall be deemed to be the date of grant of the right. As promptly as possible following the Determination Date concerning a grant to an eligible Employee, written notice thereof shall be given by the Company to the Employee. If the date of grant of the right is later than the applicable Determination Date, the Company also shall give written notice of the grant date to the grantee on or as promptly as possible after the grant date.

      6.2 Purchase Price and Payment Terms. In each case in which an eligible Employee is granted a right to purchase Restricted Shares, the per Share purchase price for the Shares shall be 25% of the Fair Market Value of a Share on the applicable Determination Date, payable in full in cash within the 30-day period described in Section 6.3 during which the right is exercisable. For this purpose, payment in U.S. currency, or by check, bank draft, cashier's check, or postal money order payable in such currency shall be deemed to be payment in cash.

      6.3 Exercise of Purchase Rights. Each eligible Employee granted a right to purchase Restricted Shares shall have a 30-day period, commencing on the date of the latest notice given to the Employee pursuant to Section 6.1, during which to accept the offer to purchase with respect to any or all of the Shares offered, by giving written notice of acceptance to the Secretary of the Company (or such other officer as the Committee may have designated). If the offer is not accepted during that period, the Employee's purchase right will cease to be in effect. If the offer is accepted, the Employee shall pay to the Company the aggregate purchase price for the Restricted Shares being purchased and execute an agreement with the Company concerning those Restricted Shares. The Employee shall have no rights as a shareholder with respect to the Restricted Shares being purchased until the purchase price is paid, the Restricted Share agreement is executed, and a stock certificate evidencing the Restricted Shares has been issued in the name of the Employee.

      6.4 Restricted Share Agreements. Each Restricted Share agreement required by Section 6.3 shall be in form prescribed or approved by the Committee, shall set forth all of the terms and conditions concerning the Restricted Shares specified in Article VII of the Plan, shall provide that in the event of any inconsistency between the terms of the Plan and those of the agreement the terms of the Plan shall govern, and may contain all such other provisions not inconsistent with the Plan as the Committee deems appropriate.

                                 ARTICLE VII

      7.1 Transfer Restrictions. Any and all Restricted Shares purchased by a grantee initially shall be subject to transfer restrictions such that none of them may be sold, assigned, pledged, hypothecated, or otherwise transferred in any manner whatsoever without the written consent of the Company which has been authorized by the Board of Directors. For so long as Restricted Shares remain subject to such transfer restrictions, any Related Securities also shall be subject to the same transfer restrictions and repurchase right as the Restricted Shares to which they relate.

      7.2 Duration and Termination of Transfer Restrictions. The transfer restrictions' imposed upon Restricted Shares purchased pursuant to the Plan and on Related Securities shall continue for a three-year restriction period commencing on the Determination Date applicable to such Restricted Shares, except as follows:

            (a) Death, Permanent Disability, or Disability Retirement. If a purchaser of Restricted Shares ceases to be an Employee during the applicable restriction period due to (i) the purchaser's death, (ii) his or her permanent mental or physical disability as determined by the Committee, or (iii) pursuant to the disability retirement provisions of a Company-sponsored pension or profit-sharing plan applicable to the purchaser, all transfer restrictions imposed under the Plan upon the purchaser's Restricted Shares and any Related Securities thereupon immediately shall terminate.

            (b) Retirement under Certain Circumstances. If a purchaser of Restricted Shares ceases to be an Employee during the applicable restriction period due to (i) retirement at or after age 65, or (ii) retirement at an age not younger than age 55 and with the Company's consent, all transfer restrictions imposed under the Plan upon the purchaser's Restricted Shares and any Related Securities also shall thereupon terminate, provided that at least two years have elapsed since the Determination Date applicable to such Restricted Shares and further provided that the Committee, in its sole discretion, may determine that such restrictions shall not terminate because to allow such termination would not be in the best interests of the Company. The Committee shall not allow such restrictions to terminate if the purchaser, after retirement, remains as a Director of the Company or is retained as a paid consultant by the Company.

            (c) Change of Control. If after the date on which the Plan has been adopted by the Board: (1) any "person" or "group" (as such terms are used with respect to Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than pursuant to a transaction or agreement approved in advance by the Board of Directors, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities and Exchange Commission) of voting securities representing 25% or more of the combined voting power of all then outstanding voting securities of the Company, or obtains the right to acquire such beneficial ownership (any such person or group an "Acquiring Person"), or (ii) during any period of 24 consecutive calendar months, the individuals who at the beginning of such period constituted the Board of Directors and any new Directors whose election by the Board or whose nomination for election by Company shareholders was approved by a vote of at least two-thirds of the members of the Board who either were Directors at the beginning of the period or whose election or nomination as Directors was previously so approved cease for any reason to constitute at least a majority of the Board members, then all transfer restrictions imposed by the Plan upon all Restricted Shares and Related Securities thereupon immediately shall terminate. If at any time while there is an Acquiring Person, there occurs (1) a merger or consolidation to which the Company is a party, whether or not the Company is the surviving or resulting corporation, (2) a reorganization (including, without limitation, a share exchange) pursuant to which the Company becomes a subsidiary of another entity, or (3) the sale of all or substantially all of the assets of the Company, then all transfer restrictions imposed by the Plan upon all Restricted Shares and Related Securities also immediately shall terminate, unless such merger, consolidation, reorganization, or asset sale had been approved by a majority of the Directors who were members of the Board prior to the time the Acquiring Person became such.

      7.3 Company Repurchase Rights. If a purchaser of Restricted Shares ceases to be an Employee during the restriction period applicable to such Restricted Shares for any reason other than (a) death or disability as specified in Section 7.2(a), (b) retirement causing termination of transfer restrictions pursuant to Section 7.2(b)or retirement which would have caused termination of transfer restrictions thereunder had the retiree not continued as a director or paid consultant, or (c) an event causing termination of transfer restrictions pursuant to Section 7.2(c), the purchaser thereupon shall be obligated to sell such Restricted Shares and any Related Securities back to the Company for an aggregate cash purchase price equal to the price paid by the purchaser for the Restricted Shares. If a retired former Employee who has purchased Restricted Shares and who continues after retirement as a director or paid consultant ceases to serve in either capacity prior to termination of the Plan's transfer restrictions applicable to such Restricted Shares for any reason other than one which would have caused termination of the transfer restrictions pursuant to Section 7.2(a) or 7.2(c) had he or she then still been an Employee, such retiree thereupon shall be obligated to sell such Restricted Shares and any Related Securities back to the Company for an aggregate cash purchase price equal to the price paid by the purchaser for the Restricted Shares.

      7.4 Escrow of Shares. Upon the issuance to a purchaser of a stock certificate evidencing any Restricted Shares or Related Securities, the purchaser shall execute the form of assignment on the certificate or a separate instrument of transfer and deliver the same to a bank or trust company designated by the Company to act as escrow agent for the Restricted Shares and any Related Securities, to ensure the prompt repurchase thereof by the Company under the circumstances contemplated by Section 7.3.

      7.5 Restrictive Legends. At the Company's election, certificates evidencing Restricted Shares and/or those evidencing Related Securities shall be inscribed with an appropriate legend indicating that transferability of such securities has been restricted and that such securities are subject to a repurchase right of the Company in accordance with the applicable Restricted Share agreement with the Company.

                                 ARTICLE VIII

      8.1 Tax Withholding. Each holder of Restricted Shares may be required to pay the Company, and the Company and any Subsidiary shall have the right to deduct from any amounts otherwise payable to the holder, the full amount of any and all taxes required by law to be paid by or withheld from the holder in respect of the grant or exercise of the right to purchase such Restricted Shares or the lapse of transfer restrictions upon the Restricted Shares. The holder may elect to satisfy such payment or withholding obligations in whole or in part by transferring to the Company unencumbered Shares (including any Restricted Shares no longer subject to transfer restrictions) then owned by the holder. Any Shares so transferred shall be valued at their aggregate Fair Market Value on the transfer date.

      8.2 Adjustments for Recapitalization. Whenever a stock split, reverse stock split, stock-on-stock dividend, or other relevant change in the capitalization of the Company or a successor thereto (each a "recapitalization event") occurs, the Board of Directors shall make such changes in the type and number of securities which thereafter may be made available for purchase as Restricted Shares as the Board determines to be appropriate in order to carry out the purposes of the Plan in light of such recapitalization event.

      8.3 Regulatory Compliance and Listing. Notwithstanding anything in the Plan to the contrary, the issuance or delivery of any Restricted Shares pursuant to the Plan may be postponed by the Company for such period as may be required to enable the Company to comply with any applicable securities laws or regulations, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof shall constitute a violation of any applicable provision of law or regulation of any governmental authority or national securities exchange.

      8.4 Termination, Suspension, or Amendment. The Plan at any time or from time to time may be terminated, suspended, or amended in any manner, in whole or in part, by resolution of the Board of Directors; provided, however, that no such action taken after an Employee has executed a Restricted Share agreement shall adversely affect his or her rights or obligations under that agreement or with respect to the Restricted Shares and any Related Securities subject to that agreement, without Hs or her consent.

      8.5 Governing Law. The Plan and the terms of each Restricted Share agreement shall be governed and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed within such State.

      8.6 Shareholder Approval of the Plan; Effect on Prior Committee Determinations. The Plan has been adopted by the Board of Directors as of September 9, 1996, subject to approval by the shareholders of the Company at its annual meeting of shareholders to be held in calendar year 1997. Any and all rights to purchase Restricted Shares that the Committee determines to grant prior to such meeting shall be subject to shareholder approval of the Plan at such meeting, shall be deemed to have been granted only if and when such approval is obtained, and otherwise shall be of no effect.

      8.7 Duration of the Plan. Provided the Plan is approved by the Company's shareholders as contemplated in Section 8.6 and subject to termination by the Board as permitted by Section 8.4, the Plan shall be of indefinite duration, and rights to purchase Restricted Shares may be granted at any time so long as the Share limits specified in Article V are not exceeded. However, notwithstanding the foregoing, in no event may any Restricted Shares be granted under the Plan after September 8, 2006.

                LA-Z-BOY INCORPORATED                 PROXY


     The undersigned hereby appoints C. T. Knabusch, and E. J. Shoemaker, and both of them Proxies with power of substitution to attend the Annual Meeting of Shareholders of La-Z-Boy Incorporated to be held at the La-Z-Boy Incorporated Auditorium, 1314 North Telegraph Road, Monroe, Michigan, July 28, 1997 at 11:00 o'clock A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.


           (Continued and TO BE SIGNED on other side)


--------------------------------------------------------

1.   ELECTION OF DIRECTORS

                         Withhold Authority       Nominees:
     For all nominees      to vote for all        Frederick H. Jackson
      listed to right  nominees listed to right   Patrick H. Norton
                                                  Lorne G. Stevens

         [  ]                 [  ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominees, write that nominee's name on the line below.)

---------------------------------------------


2.   APPROVE 1997 Incentive Stock Option Plan


          FOR                 AGAINST             ABSTAIN
          [  ]                  [  ]                 [  ]


3.   APPROVE 1997 Restricted Share Plan.


          FOR                 AGAINST             ABSTAIN
          [  ]                  [  ]                 [  ]



4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all director nominees listed and FOR proposals 2 and 3.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



Please mark, sign, date and return the proxy card using the enclosed envelope.






SIGNATURE_______________________________________ DATE__________________
         Signature should agree with name(s) on stock certificate.



SIGNATURE_______________________________________ DATE__________________
         Signature if held jointly

NOTE: When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.